UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2014

GOLDEN ENTERPRISES, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	0-4339	63-0250005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

One Golden Flake Drive, Birmingham, Alabama	35205
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (205) 458-7316

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 is being filed to include the Submission of Matters to a Vote of Security Holders that was inadvertently omitted from the 8-K filed on September 18, 2014.

Item 5.07         Submission of Matters to a Vote of Security Holders.

On September 18, 2014, Golden Enterprises, Inc. (“Golden Enterprises”) held its 2014 annual meeting of shareholders at its principal executive offices at One Golden Flake Drive, Birmingham, Alabama  35205.  Set forth below are the voting results for each of the matters submitted to a vote of the shareholders.

Proposal 1

Golden Enterprises’ shareholders elected the following eleven directors to serve one-year term.  The voting results are set forth below:

	For	Authority Withheld
Joann F. Bashinsky	8,131,939	745,595
Paul R. Bates	8,141,134	736,400
David A. Jones	8,137,148	740,386
Mark W. McCutcheon	8,142,487	735,047
John P. McKleroy, Jr.	8,134,143	743,391
William B. Morton, Jr.	8,605,386	272,148
J. Wallace Nall, Jr.	8,111,283	766,251
Edward R. Pascoe	8,588,611	288,923
F. Wayne Pate	8,113,417	764,117
John S.P. Samford	8,563,200	314,334
John S. Stein, III	8,607,997	268,537

Proposal 2

As set forth in the Proxy Statement for the adoption of the Golden Enterprises 2014 Long Term Incentive Plan was approved with the following votes being cast:

For	Against	Abstained
8,112,277	515,369	249,884

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2014

GOLDEN ENTERPRISES, INC.

By:	/s/ Patty Townsend
Patty Townsend
Vice President, CFO & Secretary